Exhibit 99.2

HNI CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2022

(in millions, except per share data)			Reclassification Adjustments (Note 3)		Transaction Accounting Adjustments (Note 5)
	HNI Corporation	Kimball International, Inc.					Pro Forma Combined
				Note		Note		Note
Net sales	$2,361.8	$718.6	$(22.4)	C, E	$-		$3,058.0
Cost of sales	1,526.9	477.1	(47.4)	A, B, D, E	-		1,956.6
Gross profit	834.9	241.5	25.0		-		1,101.4
Selling and administrative expenses	723.4	210.4	25.0	A, B, C, D	39.5	A, B, D	998.3
Other operating (income) expense	-	(6.8)	-		-		(6.8)
Gain on sale of subsidiary	(50.4)	-	-		-		(50.4)
Restructuring and impairment charges	6.7	46.8	-		-		53.4
Operating income (loss)	155.2	(8.8)	-		(39.5)		106.9
Interest expense and other, net	8.8	4.4	-		12.7	C	25.9
Income (loss) before income taxes	146.4	(13.3)	-		(52.2)		80.9
Income tax expense	22.5	5.6	-		(12.5)	E	15.6
Net income (loss)	123.9	(18.9)	-		(39.7)		65.4
Less: Net income (loss) attributable to non-controlling interest	(0.0)	-	-		-		(0.0)
Net income attributable to HNI Corporation	$123.9	$(18.9)	$-		$(39.7)		$65.4

Average number of common shares outstanding – basic	41.7						46.5	F
Net income attributable to HNI Corporation per common share – basic	$2.97						$1.41

Average number of common shares outstanding – diluted	42.2						47.2	F
Net income attributable to HNI Corporation per common share – diluted	$2.94						$1.39

HNI CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED APRIL 1, 2023

(in millions, except per share data)			Reclassification Adjustments (Note 3)		Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
	HNI Corporation	Kimball International, Inc.
				Note		Note		Note
Net sales	$479.1	$166.2	$(4.9)	C, E	$-		$640.4
Cost of sales	304.8	103.7	(9.2)	A, B, D, E	-		399.3
Gross profit	174.3	62.5	4.3		-		241.1
Selling and administrative expenses	167.9	57.5	4.3	A, B, C, D	2.4	A, B, D	232.1
Restructuring charges	-	0.8	-		-		0.8
Operating income	6.4	4.2	-		(2.4)		8.2
Interest expense and other, net	2.7	(0.1)	-		5.0	C	7.5
Income before income taxes	3.8	4.3	-		(7.4)		0.7
Income tax expense	2.2	(1.4)	-		(1.8)	E	(1.0)
Net income	1.6	5.7	-		(5.6)		1.6
Less: Net income (loss) attributable to non-controlling interest	(0.0)	-	-		-		(0.0)
Net income attributable to HNI Corporation	$1.6	$5.7	$-		$(5.6)		$1.6

Average number of common shares outstanding – basic	41.5						46.3	F
Net income attributable to HNI Corporation per common share – basic	$0.04						$0.04

Average number of common shares outstanding – diluted	42.1						47.0	F
Net income attributable to HNI Corporation per common share – diluted	$0.04						$0.03

HNI CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF APRIL 1, 2023

(in millions)			Reclassification Adjustments (Note 3)	Transaction Accounting Adjustments (Note 4)
	HNI Corporation	Kimball International, Inc.				Pro Forma Combined
					Note
Assets
Current Assets:
Cash and cash equivalents	$16.8	$18.8	$-	$(3.6)	A	$31.9
Receivables, net	187.5	49.5	-	-		237.0
Inventories, net	191.1	89.6	-	-	F	280.7
Prepaid expenses and other current assets	51.8	15.7	-	(0.4)	C	67.1
Total Current Assets	447.1	173.7	-	(4.0)		616.7

Net property, plant, and equipment	354.8	96.7	-	-	F	451.5
Right-of-use lease assets	95.7	17.3	-	-	F	113.0
Goodwill and other intangible assets, net	432.6	62.4		320.7	B	815.7
Other assets	52.6	32.7	-	-		85.3
Total Assets	$1,382.8	$382.8	$-	$316.7		$2,082.3

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$326.3	$113.3	$-	$-		$439.5
Other current liabilities	26.4	9.6	-	-		35.9
Total Current Liabilities	352.6	122.8	-	-		475.5

Long-term debt	206.3	50.0	-	356.6	C	612.9
Long-term lease obligations	82.7	16.3	-	-		99.0
Other long-term liabilities	128.0	14.2	-	43.3	D	185.4

Equity:
Capital Stock:
Preferred stock	-	-	-	-		-
Common stock	41.7	2.1	-	2.6	E	46.4
Treasury stock	-	(71.3)	-	71.3	E	-

Additional paid-in capital	57.1	8.9	-	107.2	E	173.2
Retained earnings	522.0	235.9	-	(260.4)	E	497.5
Accumulated other comprehensive loss	(7.9)	3.9	-	(3.9)	E	(7.9)
Total Shareholders’ Equity	612.8	179.5	-	(83.2)		709.1

Non-controlling interest	0.3	-	-	-		0.3

Total Equity	613.2	179.5	-	(83.2)		709.5

Total Liabilities and Equity	$1,382.8	$382.8	$-	$316.7		$2,082.3

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

The Transaction

On March 7, 2023, HNI, Merger Sub and Kimball entered into the merger agreement, which provides that upon the terms and subject to the satisfaction (or, to the extent permitted by applicable law and in accordance with the merger agreement, waiver) of the conditions to the merger set forth in the merger agreement, at the closing of the merger (since determined to occur on June 1, 2023), Merger Sub merged with and into Kimball, with Kimball continuing as the surviving corporation and a direct, wholly owned subsidiary of HNI.

At the completion of the merger, each share of Kimball common stock that is issued and outstanding immediately prior to the completion of the merger (other than excluded shares) was converted into the right to receive (i) 0.1301 shares of HNI common stock, and (ii) $9.00 per share in cash.

Pro Forma Adjustments

Both of the unaudited pro forma condensed combined statements of operations illustrate the effects of the merger as if it had been completed on January 2, 2022 (the beginning of the earliest period presented); the unaudited pro forma condensed combined balance sheet reflects the effects of the merger as if it had been completed on April 1, 2023. The historical consolidated financial information has been adjusted to give pro forma effect to events that are: (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact unless otherwise stated in the notes. The pro forma adjustments are preliminary and based on estimates of the purchase consideration, estimates of the fair value and useful lives of the assets acquired and liabilities assumed.

The acquisition of Kimball by HNI will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with HNI representing the acquiror under this guidance. In the unaudited pro forma condensed combined balance sheet, HNI’s costs to acquire Kimball have been allocated to the assets acquired and liabilities assumed, based upon management’s preliminary estimate of what their respective fair values would be as of the date of the merger. The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes herein. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For purposes of the pro forma information presented herein, the fair value of Kimball’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified tangible and intangible assets acquired and liabilities assumed will be recognized as goodwill. Management believes the estimated fair values utilized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and such changes could be material, as certain valuations and other studies have yet to progress to a stage where there is sufficient information for definitive measurement. Following the consummation of the merger, management has begun to conduct, but has not yet completed, a final review. As a result of that review, management may identify differences that, when finalized, could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations also include certain acquisition accounting adjustments, including items expected to have a continuing impact on the results of the combined company, such as increased amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the merger or any related restructuring costs that may be contemplated.

Historical Information

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. HNI has a 52-to-53-week fiscal year that ends on the Saturday closest to the last day in December and Kimball has a fiscal year that ends on June 30.

•	The unaudited pro forma condensed combined balance sheet as of April 1, 2023 was prepared using:
(1) the historical unaudited Condensed Consolidated Balance Sheet of HNI as of April 1, 2023; and
(2) the historical unaudited Condensed Consolidated Balance Sheet of Kimball as of March 31, 2023.

•	The unaudited pro forma condensed combined statement of operations for the three months ended April 1, 2023 was prepared using:
(1) the historical unaudited Condensed Consolidated Statement of Comprehensive Income of HNI for the three months ended April 1, 2023; and
(2) the historical unaudited Condensed Consolidated Statement of Operations of Kimball for the three months ended March 31, 2023.

•	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 was prepared using:
(1) the historical audited Consolidated Statement of Comprehensive Income of HNI for the year ended December 31, 2022; and
(2) the historical audited Consolidated Statement of Operations of Kimball for the year ended June 30, 2022; and
(3) the historical unaudited Condensed Consolidated Statement of Operations of Kimball for the six months ended December 31, 2022; and
(4) the historical unaudited Condensed Consolidated Statement of Operations of Kimball for the six months ended December 31, 2021.

Both HNI’s and Kimball’s historical audited and unaudited consolidated financial statements were prepared in accordance with U.S. GAAP. The historical Kimball consolidated financial statements included within the unaudited pro forma condensed combined balance sheet and statements of income include certain reclassifications that were made to conform Kimball’s financial statement presentation to that of HNI. Refer to Note 3—Pro Forma Reclassification Adjustments for more details.

Amounts throughout the notes are denoted in millions unless otherwise stated.

2. Estimated Purchase Consideration and Preliminary Purchase Price Allocation

The estimated preliminary purchase price has been measured using the closing market price of HNI common stock as of May 31, 2023 (in millions, except share amounts):

Assumptions:
HNI Stock price	$25.50
Cash consideration per share per merger agreement	$9.00
Equivalent share amount per merger agreement	0.1301

		HNI shares
	Kimball shares	exchanged	Fair value	Consideration
Cash Consideration:
Shares of Kimball common stock issued and outstanding	36,417,749		$327.8
Kimball equivalent shares	176,044		2.2
Total number of Kimball shares for cash consideration	36,593,793		$330.0	Cash

Share Consideration:
Shares of Kimball common stock issued and outstanding	36,417,749	4,737,949	$120.8	HNI common stock

Replacement Share-Based Awards:
Outstanding awards of Kimball restricted stock units relating to Kimball common stock	467,639	228,387	$2.6	HNI restricted stock units

Other Consideration:
Consideration for payment to settle Kimball’s outstanding debt			$50.2

Total estimated preliminary purchase consideration			$503.6

As described in the merger agreement, each Kimball Time-Based RSU Award was converted into a restricted stock unit award, on the same terms and conditions (including vesting and forfeiture, but subject to potential accelerated vesting upon certain terminations of employment), with respect to a number of shares of HNI common stock, determined by multiplying (i) each share of Kimball common stock subject to such Kimball restricted stock unit award by (ii) the sum of (A) exchange ratio and (B) the quotient of the sum of the cash consideration plus the dividend equivalents accrued on such award, divided by the HNI Share Price. Furthermore, since the effective time of the merger occurred prior to June 30, 2023, the tranche of each Kimball Time-Based RSU Award that was scheduled to vest on June 30, 2023 was, at the effective time of the merger, vested, cancelled and converted into the right to receive from HNI (shortly following the effective time of the merger), in respect of each share of Kimball common stock subject to such vesting tranche, an amount of cash (without any interest thereon and subject to applicable withholding taxes) equal to the sum of (A) the cash consideration plus the dividend equivalents that have accrued thereon, and (B) the HNI Share Price multiplied by the Exchange Ratio.

Each Kimball RTSR Award vested at the effective time of the merger at a pro rata portion of the target number of shares subject to such award, based on the portion of the performance cycle then completed, and each Kimball EPS Award vested at the effective time of the merger at the target number of shares subject to such award. In each case, the full award was automatically cancelled and converted into the right to receive from HNI (shortly following the effective time of the merger), in respect of each share of Kimball common stock subject to the vested portion of such cancelled award, an amount of cash (without any interest thereon and subject to applicable withholding taxes), equal to the sum of (i) the cash consideration, plus (ii) the HNI Share Price multiplied by the Exchange Ratio.

For the purpose of the unaudited pro forma condensed combined financial statements the portion of fair-value-based measure of the acquiree award that relates to the pre-combination service period was included in consideration transferred. We have recorded the excess value of the replacement HNI awards as well as the fair-value-based measure of the acquiree award related to the post combination service period as a post combination compensation cost over the remaining service term.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Kimball using Kimball’s unaudited condensed consolidated balance sheet as of March 31, 2023, with the excess recorded to goodwill.

Assets acquired
Cash and cash equivalents	$18.8
Accounts receivable	49.5
Inventories	89.6
Other current assets	15.7
Property and equipment	96.7
Right-of-use assets	17.3
Intangible assets	194.0
Other noncurrent assets	32.7
Total assets acquired	$514.4

Liabilities assumed
Accounts payable	$46.8
Other current liabilities	76.1
Lease liabilities	16.3
Other liabilities	14.2
Total liabilities assumed	153.3
Net assets acquired, excluding goodwill	361.1
Deferred tax liability adjustment on the fair value of purchased intangibles, net	(46.6)
Total estimated preliminary purchase consideration	503.6
Goodwill	$189.1

3. Pro Forma Reclassification Adjustments

The unaudited pro forma condensed combined financial information has been prepared using HNI’s significant accounting policies as set forth in HNI’s audited consolidated financial statements for the fiscal year ended December 31, 2022. During the preparation of the unaudited pro forma condensed combined financial information, HNI performed an initial review of the accounting policies of Kimball to determine if differences in accounting policies require reclassification or adjustment to conform to HNI’s accounting policies and classifications. During this review, HNI did not become aware of any material differences between the accounting policies of HNI and Kimball, except for certain reclassifications necessary to conform to HNI’s financial statement presentation.

The following describes the adjustments and reclassifications made in the preparation of the unaudited pro forma condensed combined financial statements:

A. Reclassification of Kimball outbound freight and distribution expenses from Cost of sales to Selling and administrative expenses to conform with HNI’s financial statement line item presentation.

B. Reclassification of certain Kimball warranty expenses from Selling and administrative expenses to Cost of sales to conform with HNI’s financial statement line item presentation.

C. Reclassification of certain Kimball sales incentive costs from Selling and administrative expenses to Net sales to conform with HNI’s financial statement line item presentation.

D. Reclassification of certain Kimball operational costs from Selling and administrative expenses to Cost of sales to conform with HNI’s financial statement line item presentation.

E. Change from gross to net presentation of certain Kimball Net sales and Cost of sales to conform with HNI’s financial statement line item presentation.

4. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

A.
Represents adjustments to the combined company cash balance to complete and fund the merger, including (i) net proceeds from HNI’s new debt and subsequent Kimball debt payoff, (ii) estimate of the cash consideration paid at the closing of the merger, and (iii) estimate of HNI and Kimball transaction costs paid:

		As of April 1, 2023
	Net proceeds from HNI’s new debt	$409.0
	Cash consideration paid upon merger	(330.0)
	HNI and Kimball transaction cash costs	(32.5)
	Extinguishment of certain existing indebtedness of Kimball	(50.2)
	Net adjustment to cash and cash equivalents	$(3.6)

B.	Represents the net adjustment to goodwill, as well as the adjustment to record net intangible assets to estimated fair value based on preliminary purchase price allocation, as follows:

		As of April 1, 2023
	Elimination of Kimball’s historical goodwill	$(11.2)
	Goodwill to be recorded based on the estimated preliminary purchase price allocation	189.1
	Net adjustment to goodwill	$177.9

		As of April 1, 2023	Estimated remaining useful life (years)
	Estimated fair value of identifiable intangible assets acquired	194.0	10
	Elimination of Kimball’s historical intangible assets	(51.3)
	Net adjustment to intangible assets	$142.8

	Net adjustment to goodwill and intangible assets	$320.7

C.
In March 2023, in connection with the pending acquisition of Kimball, HNI entered into a First Amendment to Fourth Amended and Restated Credit Agreement (the “First Amendment”), which amends the Fourth Amended & Restated Credit Agreement (the “Revolving Credit Agreement”) among HNI, as borrower, certain domestic subsidiaries of HNI, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent. The First Amendment amends the Revolving Credit Agreement to, among other things, make $160.0 million of the commitments under the Revolving Credit Agreement (the “Revolving Facility”, and the loans thereunder, the “Revolving Loans”) available for, subject to the satisfaction of certain limited conditions (including the consummation of the merger in accordance with the merger agreement), the consummation of the merger.

Also in March 2023, HNI entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among HNI, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent. The Term Loan Credit Agreement provides for an unsecured delayed draw term loan facility in the aggregate principal amount of $280.0 million (the “Term Loan Facility”, and the loans thereunder, the “Term Loans”). Subject to the satisfaction of certain limited conditions (including the consummation of the merger in accordance with the merger agreement), the loans under the Term Loan Credit Agreement may be borrowed and the proceeds used by HNI solely for the consummation of the merger.

HNI funded the cash portion of the merger with a combination of cash on hand and debt financing sourced from the Revolving Loans and Term Loans. In connection with the merger, HNI terminated Kimball’s existing credit facility with JPMorgan Chase Bank, National Association.

Adjustments to long-term debt and related balances, including unamortized debt issuance costs, include the following:

		As of April 1, 2023
	HNI proceeds from issuance of new debt, net of issuance costs	$406.6
	Extinguishment of existing indebtedness of Kimball	(50.0)
	Net adjustment to debt	$356.6

	Deduct existing unamortized debt issuance costs of Kimball	$(0.4)

D.	Represents the adjustment to long-term deferred income tax liabilities, as follows:

		As of April 1, 2023
	Deferred tax liability adjustment on the fair value of purchased intangibles	$46.6
	Deferred tax asset on the pro forma adjustment for transaction costs	(3.3)
	Net adjustment to long-term deferred income tax liabilities	$43.3

Goodwill arising from the acquisition is not expected to be deductible for tax reporting purposes and no deferred taxes have been provided. Additional adjustments to Kimball’s historical deferred tax balance may be necessary and those adjustments may be material.

E.
Represents adjustments to shareholders’ equity accounts to eliminate historical Kimball balances, increase common stock and additional paid-in capital of the combined company for the estimated fair value of HNI stock consideration, and adjust retained earnings of the combined company as a result of pro forma adjustments to net income incurred at closing.

		As of April 1, 2023
	Elimination of Kimball’s historical retained earnings	$(235.9)
	Effect of transaction costs and other adjustments to net income	(24.5)
	Net adjustment to retained earnings	$(260.4)

	Elimination of Kimball’s historical common stock	$(2.2)
	Estimated HNI common stock issued for purchase consideration	4.7
	Net adjustment to common stock	$2.6

	Elimination of Kimball’s historical treasury stock	$(71.3)

	Elimination of Kimball’s historical AOCI balance	$(3.9)

	Elimination of Kimball’s historical APIC balance	$(8.9)
	Estimated APIC recorded for HNI common stock issued for purchase consideration	116.1
	Net adjustment to APIC	$107.2

F.
No adjustments to the carrying value of inventory, property, plant, and equipment, or right-of-use lease assets were incorporated as HNI does not yet have sufficient information as to the types, nature, age, and condition of these assets to estimate fair value.

5. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

A.
Reflects share-based compensation expense related to unvested Kimball equity awards that were converted into an award in respect of a number of shares of HNI at close, as described within the merger agreement. Unvested Kimball equity awards converted to HNI equity awards have been remeasured, with a portion of the value attributed to purchase consideration and a portion attributed to expense over the remaining post-close service period. The estimated pro forma adjustment to share-based compensation is as follows:

		Twelve months	Three months
		ended December 31, 2022	ended April 1, 2023
	Selling and administrative expense	$2.1	$0.3

B.
Represents the elimination of historical amortization expense related to Kimball International intangible assets and the addition of amortization expense form the acquired intangible assets based on the preliminary estimate fair values and useful lives as discussed in Note 2 - Estimated Purchase Consideration and Preliminary Purchase Price Allocation and Note 4 - Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments:

		Twelve months	Three months
		ended December 31, 2022	ended April 1, 2023
	Elimination of Kimball International historical Intangible assets, net amortization expense	$(6.9)	$(1.6)
	New amortization expense for newly acquired intangible assets	14.6	3.6
	Total pro forma amortization expense adjustment	$7.6	$2.0

C.
HNI funded the cash portion of the merger consideration with a combination of cash on hand, new debt, and borrowings from its existing revolving credit line. See Note 4.C for additional information.

Adjustments to interest expense include the following:

		Twelve months	Three months
		ended December 31, 2022	ended April 1, 2023
	Interest expense related to new debt used to finance merger	$14.8	$5.9
	Amortization of new debt issuance costs to interest expense	0.6	0.2
	Pro forma adjustment to reflect repayment of Kimball International debt	(2.7)	(1.1)
	Net pro forma impact to interest expense	12.7	5.0

D.
Adjustment to reflect estimated non-recurring acquisition-related transaction costs, including severance, acceleration of stock compensation expense for awards that vested as a result of change-in-control provisions being triggered, investment banking, advisory, legal, valuation, and other professional fees:

		Twelve months
		ended December 31, 2022
	Transaction costs not expected to recur beyond twelve months	$29.8

E.	Represents the impact to income tax expense of pro forma adjustments, as follows:

		Twelve months	Three months
		ended December 31, 2022	ended April 1, 2023
	Income tax impact of transaction costs	$(7.2)	$-
	Income tax impact of the net increase in interest expense	(3.0)	(1.2)
	Income tax impact of the net increase in amortization expense	(1.8)	(0.5)
	Income tax impact of the share-based compensation expense adjustment	(0.5)	(0.1)
	Total pro forma adjustments for Income tax expense	$(12.5)	$(1.8)

The net pro forma adjustments to income tax expense reflects the tax effect of the pro forma adjustments using the blended statutory rate of 24% for the year ended December 31, 2022 and the three months ended April 1, 2023.

F.
The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the estimated weighted-average number of common shares outstanding on a pro forma basis, as illustrated below. The pro forma weighted-average shares outstanding have been calculated as if the HNI shares issued as merger consideration had been issued and outstanding, and outstanding Kimball shares canceled as of the start of the earliest pro forma period presented. Also considered is the dilutive impact of HNI stock awards issued to Kimball employees and which vest post-close. Amounts below are in millions except per share data.

		Twelve months	Three months
		ended December 31, 2022	ended April 1, 2023
	Pro Forma Weighted Average Shares (Basic)
	HNI historical weighted average shares outstanding (basic)	41.7	41.5
	Shares issued as consideration for outstanding shares of Kimball common stock	4.7	4.7
	Pro Forma Weighted Average Shares (Basic)	46.5	46.3

	Pro Forma Weighted Average Shares (Diluted)
	HNI historical weighted average shares outstanding (diluted)	42.2	42.1
	Shares issued as consideration for outstanding shares of Kimball common stock	4.7	4.7
	Dilutive impact of HNI awards issued to Kimball employees vesting post-close	0.2	0.2
	Pro Forma Weighted Average Shares (Diluted)	47.2	47.0

	Pro Forma Basic Earnings Per Share
	Pro forma net earnings	$65.4	$1.6
	Pro forma weighted average shares (basic)	46.5	46.3
	Pro Forma Basic Earnings Per Share	$1.41	$0.04

	Pro Forma Diluted Earnings Per Share
	Pro forma net earnings	$65.4	$1.6
	Pro forma weighted average shares (diluted)	47.2	47.0
	Pro Forma Diluted Earnings Per Share	$1.39	$0.03